Exhibit 10.1

SECOND Amendment

TO and Reinstatement of

THIRD AMENDED AND RESTATED

LOAN AND SECURITY agreement

This Second Amendment to and Reinstatement of Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 27th day of June, 2019, by and among (i) SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), (ii) STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”) and, (iii) STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, the “Borrower”). Borrower and Bank hereby agree that, notwithstanding the fact that the Revolving Line Maturity Date has passed, the Loan Agreement and all Loan Documents (and all terms and provisions contained therein) shall be deemed to be reinstated and in full force and effect as if the Revolving Line Maturity Date did not occur prior to the extension herein.

Recitals

A. Bank and Borrower have previously entered into that certain Third Amended and Restated Loan and Security Agreement dated as of November 7, 2017, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of April 26, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date; and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

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2. Amendments to Loan Agreement.

2.1 Section 2.2 (Revolving Line). Subsection (a) of Section 2.2 is hereby amended in its entirety and replaced with the following:

“(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, from and after the Second Amendment Effective Date, upon completion of an audit and inspection of the Collateral, with results acceptable to Bank, in its sole and absolute discretion, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.2 Section 6.2 (Financial Statements, Reports, Certificates). (i) Subsection (i) is amended by deleting the word “and” appearing at the end thereof: (ii) subsection (j) is amended by deleting the “.” appearing at the end thereof and inserting (“;”) in lieu thereof; and (iii) the following new subsection (k) is hereby inserted immediately following subsection (j) thereof:

“(k) prompt written notice of any changes to the beneficial ownership information set forth in the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.3 Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6/13ia amended in its entirety and replaced with the following:

“6.13 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), at Bank’s request Borrower and such Guarantor shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.”

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2.4 Section 7.1 (Dispositions). Section 7.1 is amended in its entirety and replaced with the following:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; and (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents.”

2.5 Section 7.3 (Mergers or Acquisitions). Section 7.3 is amended in its entirety and replaced with the following:

“Section 7.3 (Mergers or Acquisitions). Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.6 Section 10 (Notices). The notice address for counsel to the Bank is amended in it is entirety and replaced with the following:

“with a copy to	Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
Attn: Charles W. Stavros, Esquire
Email: cstavros@mofo.com”

2.7 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is deleted in its entirety and replaced with the following:

“        “Revolving Line Maturity Date” is June 30, 2020.”

2.8 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1, each in its appropriate alphabetical order:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

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“        “Second Amendment Effective Date” is June 27, 2019.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or have otherwise been delivered to Bank in connection with this Amendment;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Updated Perfection Certificate. In connection with the Transaction, Borrower has delivered to Bank the updated Perfection Certificates (“collectively, the “Updated Perfection Certificate”). From and after the Second Amendment Effective Date, any reference to “Perfection Certificate” in any Loan Document shall be deemed to be a reference to the Updated Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in such Updated Perfection Certificate and agrees that the disclosures and information Borrower provided to Bank in such updated Perfection Certificate have not changed, as of the date hereof.

6. Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of November 7, 2017 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Conditions to Effectiveness. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Amendment, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

9.1 A duly executed copy of this Amendment;

9.2 Duly executed copies of the Updated Perfection Certificate;

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9.3 [reserved];

9.4 Certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements constitute Permitted Liens;

9.5 Updated evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.7 of the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

9.6 With respect to the initial Advance made after the Second Amendment Effective Date, completion of an audit and inspection of the Collateral, with results acceptable to Bank, in its sole and absolute discretion;

9.7 Payment of the Bank Expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with the existing Loan Documents and this Amendment; and

9.8 Such other documents as Bank may reasonably request.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

STEREOTAXIS, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	CFO

STEREOTAXIS INTERNATIONAL, INC.

By:	/s/ Martin C. Stammer
Name:	Martin C. Stammer
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Paul D’Agrosa
Name:	Paul D’Agrosa
Title:	Vice President

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